                                    CONSENT


     The undersigned hereby consents to the reference to his name in the prospectus forming a part of this registration statement on Form SB-2 of The Alliance Group, Inc. and all amendments thereto, and consents to serve as the Chief Executive Officer and a director of The Alliance Group, Inc. if the acquisitions described in the prospectus and all transactions related thereto, are consummated.



                                             /s/ Larry E. Travis
                                             ---------------------------
                                             Larry E. Travis

April 8, 1999